                                                             Exhibit 99.(k)(iii)


                        THE COMPANIES LAW (2004 REVISION)
                            COMPANY LIMITED BY SHARES


                              MEMORANDUM & ARTICLES
                                       OF
                                   ASSOCIATION
                                       OF
                CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY OFFSHORE
                             INSTITUTIONAL FUND, LDC

                                TABLE OF CONTENTS

                            MEMORANDUM OF ASSOCIATION

The Name of the Company                                                        1
The Registered Office of the Company                                           1
The Liability of the Members                                                   2
The Capital of the Company                                                     2

                             ARTICLES OF ASSOCIATION

TABLE A                                                                        1
Interpretation                                                                 1
Operations                                                                     3
Shares                                                                         3
Redemption And Purchase Of Own Shares                                          4
Meetings                                                                       4
Management                                                                     4
The Seal                                                                       6
Records, Accounts And Audit                                                    6
Share Premium Account                                                          6
Notices                                                                        6
Indemnity                                                                      7
Non-Recognition Of Trusts                                                      7
Winding Up                                                                     8
Amendment Of Articles Of Association                                           8
Registration By Way Of Continuation                                            8

                        THE COMPANIES LAW (2004 REVISION)

                            COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION
                                       OF
                CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY OFFSHORE
                             INSTITUTIONAL FUND, LDC

1. The name of the Company is CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY OFFSHORE INSTITUTIONAL FUND, LDC.

2. The Registered Office of the Company will be situated at the offices of WALKERS SPV LIMITED, WALKER HOUSE, MARY STREET, PO BOX 908GT, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS or at such other location as the Managing Member may from time to time determine.

3. The Company's exclusive purpose is to serve as a conduit for the investment of assets by CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC (the "U.S. Feeder Fund") in CSFB Alternative Capital Multi-Strategy Master Fund, LLC (the "Master Fund"), or one or more additional funds substantially similar to the Master Fund with the exception of investment objectives or strategies (collectively with the Master Fund, the "Master Funds"), and repurchases by the U.S. Feeder Fund from the Master Fund or Master Funds as described in (i) the U.S. Feeder Fund's Registration Statement on Form N-2 (File No. 811-21644), as declared effective by the United States Securities and Exchange Commission, and (ii) the "no-action" position taken in the letter captioned Man-Glenwood Lexington TEI, LLC and Man-Glenwood Lexington TEI, LDC (April 30, 2004) by the staff of the Division of Investment Management of the United States Securities and Exchange Commission on which the Company is relying to operate notwithstanding Section 7(d) of the Investment Company Act of 1940, as amended, as each may from time-to-time be amended. The Company shall have all powers necessary or useful in carrying out this purpose, and shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (2004 Revision).

4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law (2004 Revision).

5. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2003 Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2004 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2003 Revision).

                                        1
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6.   The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. Except in connection with the organization of the Company, the only members in the Company shall be the U.S. Feeder Fund, which will hold all outstanding ordinary shares of the Company, and CSFB Alternative Capital, Inc., which shall initially hold the one preferred share of the Company, as described in paragraph 8. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them. For the avoidance of doubt, pursuant to the Articles of Association, all shares must be fully paid at the time of their issuance.

8. The capital of the Company is US$50,000.00 divided into: (1) 499,999,999 ordinary shares of a nominal or par value of US$0.0001 each, which represent all voting rights of the Company and, subject to the economic interest of the preferred share, all economic interests in the Company; and
     (2) one preferred share of a nominal or par value of U.S.$0.0001, which shall have no voting rights, and shall entitle its holder solely to the right to receive US$1 upon the termination of the Company. Subject to the provisions of the Companies Law (2004 Revision) and the Articles of Association, the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate any of its shares and to issue all or any part of its capital whether original, redeemed, increased or reduced or subject to any postponement of rights or to any conditions or restrictions whatsoever.

9. The Company may exercise the power contained in Section 226 of the Companies Law (2004 Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

10. The duration of the Company is limited to a period ending on the earlier of the thirtieth anniversary of the date of incorporation of the Company or any shorter period referred to in the Articles of Association.

11. Subject to the Companies Law (2004 Revision), the U.S. Feeder Fund may amend this Memorandum in its sole discretion, unless a vote of the unit holders of the U.S. Feeder Fund or some other action is required to do so, pursuant to the U.S. Investment Company Act of 1940, as amended, or the rules, regulations or interpretations under that Act, or pursuant to other applicable law. In such a case, this Memorandum may be amended by any required vote or other required action, as mandated by applicable law.

     The undersigned, whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and agrees to take the number of shares in the capital of the Company set opposite their respective names.

                                        2
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     NAME, ADDRESS AND DESCRIPTION  NUMBER OF SHARES TAKEN BY
     OF SUBSCRIBER         SUBSCRIBER


     Jarod Benson       ONE SHARE

     PO Box 265GT

     Grand Cayman

      /s/ Jarod Benson
     ------------------------------
     Jarod Benson

         Attorney-at-Law


     Jennifer Thomson   ONE SHARE

     PO Box 265GT

     Grand Cayman

     /s/ Jennifer Thomson
     ------------------------------
     Jennifer Thomson

         Attorney-at-Law


         10 February 2005

                                        4
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      /s/ Colette Quinlan
     -----------------------------------------

     Witness to the above signature: Colette Quinlan

     Address:     PO Box 265GT, Grand Cayman


     Occupation:  Secretary

     I, D. Euadne Ebanks, Asst. Registrar of Companies, in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true copy of the Memorandum of Association of CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY OFFSHORE INSTITUTIONAL FUND, LDC.


     Dated this 11th of February, 2005

     /s/ D. Euadne Ebanks, Asst.
     ---------------------------

                                        5
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                        THE COMPANIES LAW (2004 REVISION)
                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION
                                       OF
                CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY OFFSHORE
                             INSTITUTIONAL FUND, LDC

                                     TABLE A

     The Regulations contained or incorporated in Table 'A' in the First Schedule of the Companies Law (2004 Revision) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company:

                                 INTERPRETATION

1.   In these Articles:

     "COMPANIES LAW" means the Companies Law (2004 Revision) of the Cayman Islands;

     "COMPANY" means CSFB Alternative Capital Multi-Strategy Offshore Institutional Fund, LDC;

     "MANAGING MEMBER" means the U.S. Feeder Fund;

     "MASTER FUND" means initially CSFB Alternative Capital Multi-Strategy Master Fund, LLC, a company registered as a closed-end investment company under the 1940 Act and, in the plural form, includes one or more additional registered closed-end investment companies substantially similar to the initial Master Fund with the exception of investment objectives or strategies;

     "MEMBER" means a person whose name is entered in the Register of Members and includes each subscriber to the Memorandum of Association pending the issue to him of the subscriber share or shares. Except in connection with the organization of the Company, CSFB Alternative Capital, Inc. shall initially hold the preferred share (as defined in the Memorandum of Association), and the sole holder of the outstanding ordinary shares shall at all times be the U.S. Feeder Fund;

     "MEMORANDUM OF ASSOCIATION" means the Memorandum of Association of the Company, as amended and re-stated from time to time;

     "NO ACTION LETTER" means the no-action position taken in the letter captioned Man-Glenwood Lexington TEI, LLC and Man-Glenwood Lexington TEI, LDC (April 30, 2004) by the Division of Investment Management of the SEC, on which the Company is relying to operate notwithstanding Section 7(d) of the 1940 Act;

     "REGISTER OF MEMBERS" means the register to be kept by the Company in accordance with Section 40 of the Companies Law;

     "REGISTRATION STATEMENT" means the registration statement of the U.S. Feeder Fund on Form N-2 (File No. 811-21644), as declared effective by the United States Securities and Exchange Commission, as that registration statement may from time-to-time be amended;

     "SEAL" means the Common Seal of the Company (if adopted) including any facsimile thereof;

     "SEC" means the United States Securities and Exchange Commission;

     "SHARE" means any share in the capital of the Company, including a fraction of any share;

     "SIGNED" includes a signature or representation of a signature affixed by mechanical means;

     "SPECIAL RESOLUTION" means a resolution passed in accordance with Section 60 of the Companies Law, being a resolution:

          (a) passed by a majority of not less than two-thirds interest of such Members holding ordinary shares as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given; or

          (b) approved in writing by all of the Members holding ordinary shares entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

     "U.S. FEEDER FUND" means CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC, a company registered as a closed-end investment company under the 1940 Act;

     "1940 ACT" means the United States Investment Company Act of 1940, as amended, and all rules, regulations and interpretations of the United States Securities and Exchange Commission, and its staff, under or of that Act.

2.   In these Articles, save where the context requires otherwise:

     (a) words importing the singular number shall include the plural number and vice versa;

     (b) words importing the masculine gender only shall include the feminine gender;

     (c) words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

     (d) "MAY" shall be construed as permissive and "SHALL" shall be construed as imperative;

     (e) references to a "DOLLAR" or "DOLLARS" or $ is a reference to dollars of the United States; and

     (f) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

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                                   OPERATIONS

3. The business of the Company may be commenced as soon after incorporation as the Managing Member sees fit.

4. The registered office of the Company shall be at such address in the Cayman Islands as the Managing Member shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Managing Member may from time to time determine.

5. Unless otherwise directed by the Managing Member, the Company shall immediately forward to the Master Fund or Funds any cash or other assets it receives from the U.S. Feeder Fund, in return for an appropriate book-entry interest in the Master Fund or Funds (the book-entry interests will be maintained at a United States securities depository used by the Master Fund(s), and which is subject to oversight by the SEC). The Company shall immediately forward to the Master Fund any repurchase or similar instructions to correspond to those it receives from the U.S. Feeder Fund, unless otherwise directed by the Managing Member.

6. The Company shall immediately forward to the U.S. Feeder Fund any cash or other assets it receives from the Master Fund or Funds (or any other source), whether in the form of interest, dividends, repurchase proceeds or any other distribution or payment, unless otherwise directed by the Managing Member. The Company shall immediately forward to the U.S. Feeder Fund any proxy or other voting materials it receives from the Master Fund or Master Funds (or from any other source), unless otherwise directed by the Managing Member.

7. In furtherance of Articles 5 and 6, the Company shall not have physical custody of any assets at any time.

8. The Company agrees that violations of the Memorandum of Association and these Articles may be enforced as a matter of contract right in the United States by the U.S. Feeder Fund.

9. Any contract into which the Company enters with an "affiliated person" (as defined in the 1940 Act) will provide that the contract, irrespective of the place of its execution or performance, will be performed in accordance with the requirements of the 1940 Act, the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended, if the subject matter of the contract is within the purview of those Acts.

                                     SHARES

10. The Company may at any time issue ordinary shares only to, and may at any time repurchase ordinary shares only from, the U.S. Feeder Fund. Unless otherwise disclosed in the Registration Statement, each ordinary share of the Company shall have the same value as each unit issued by the U.S. Feeder Fund. The Company shall issue the preferred share to CSFB Alternative Capital, Inc., which shall pay the Company US$1 for the preferred share. All shares shall be uncertificated. Fractional ordinary shares may be issued and redeemed.

11. The Managing Member may divide the ordinary shares into different series or classes of ordinary shares, and may alter the rights and obligations attaching to any class or series of ordinary shares, subject only to any applicable requirements of the 1940 Act or any other applicable law.

12. A share shall be issued only if that share is fully paid for (consistent with ordinary payment and settlement practices and time frames in the United States for similar transactions).

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13.  The U.S. Feeder Fund shall not be permitted to transfer any ordinary share, except: (1) that the Company may repurchase shares; or (2) as permitted by, and subject to such terms as may be set by, the 1940 Act or by the SEC, and in any event only as permitted by the Managing Member. The preferred share may be transferred with the consent of the Managing Member.

14. The Managing Member may at any time increase the ordinary share capital to the extent additional ordinary shares are needed to satisfy purchases of ordinary shares by the U.S. Feeder Fund.

                      REDEMPTION AND PURCHASE OF OWN SHARES

15. Subject to the provisions of the Companies Law, the 1940 Act and Article 10, the Company may:

     (a) issue ordinary shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the U.S. Feeder Fund on such terms and in such manner as the Managing Member may, before the issue of such shares, determine;

     (b) purchase its own shares (including any redeemable shares) on such terms and in such manner as the Managing Member may determine; and

     (c) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

16. Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption.

17. The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

18. Subject to the requirements of the 1940 Act, the Managing Member may, when making payments in respect of redemption or purchase of shares, make such payment either in cash or in specie.

                                    MEETINGS

19. The Managing Member may, whenever it thinks fit, convene a general or special meeting of the Company. There shall be no notice, quorum or similar requirements applicable to convening such a general or special meeting. The Managing Member, or its appointee or appointees, shall conduct such meetings in any manner as it or they deem appropriate.

20. A resolution in writing signed by the Managing Member or its appointee shall be as valid and effective as if the same had been passed at a general or special meeting of the Company duly convened and held.

                                   MANAGEMENT

21. Subject to the provisions of the Companies Law and the 1940 Act, the management and business of the Company shall be conducted by the Managing Member. No resolution made by the Company in general or special meeting shall invalidate any prior act of the Managing Member which would have been valid if that resolution had not been made.

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22.  The Managing Member may from time to time appoint any person to hold such office in the Company as the Managing Member may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and with such powers and duties as the Managing Member may think fit. Any person so appointed by the Managing Member may be removed by the Managing Member.

23. The Managing Member may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term and upon such conditions and with such powers as the Managing Member thinks fit. Any Secretary or Assistant Secretary so appointed by the Managing Member may be removed by the Managing Member.

24. The Managing Member may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Managing Member, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Managing Member under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Managing Member may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

25. The Managing Member may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

26. The Managing Member from time to time and at any time may establish any agencies for managing any of the affairs of the Company and may appoint any managers or agents of the Company and may fix the remuneration of any such persons.

27. The Managing Member from time to time and at any time may delegate to any such manager or agent any of the powers, authorities and discretions vested in the Managing Member and any such appointment or delegation may be made on such terms and subject to such conditions as the Managing Member may think fit and the Managing Member may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

28. Any such delegates as aforesaid may be authorised by the Managing Member to subdelegate all or any of the powers, authorities, and discretion for the time being vested in them.

29. The Managing Member shall cause minutes to be made, which minutes may be reflected as minutes of the U.S. Feeder Fund as the Managing Member deems appropriate, for the purpose of recording:

     (a)  all appointments of officers made by the Managing Member;

     (b) all resolutions and proceedings at all meetings of the Company, and of the Managing Member.

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                                    THE SEAL

30. The Seal shall not be affixed to any instrument except by the authority of a resolution of the Managing Member provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Managing Member may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

31. The Company may maintain a facsimile of the Seal in such countries or places as the Managing Member may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Managing Member provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Managing Member shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Managing Member may appoint for the purpose.

32. Notwithstanding the foregoing, a Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

                           RECORDS, ACCOUNTS AND AUDIT

33. The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Managing Member.

34. The books of account and all other records of the Company shall be kept at the principal office of the Managing Member, or at such other place or places as the Managing Member thinks fit. Either the original books of account and all other records of the Company, or a copy of those books and records, shall at all times be maintained in the United States.

                              SHARE PREMIUM ACCOUNT

35. The Managing Member shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

36. There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Managing Member such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.

                                     NOTICES

37. Any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members.

38. Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted, or, (b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient or (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

39. Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                    INDEMNITY

40. Subject to the United States federal securities laws, every Managing Member, Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company's auditors) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

41. Subject to the United States federal securities laws, no such Managing Member, Secretary, Assistant Secretary or other officer of the Company (but not including the Company's auditors) shall be liable (a) for the acts, receipts, neglects, defaults or omissions of any other such Managing Member or officer or agent of the Company or (b) for any loss on account of defect of title to any property of the Company or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

                            NON-RECOGNITION OF TRUSTS

42. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.

                                   WINDING UP

43. The Company shall be taken to have commenced a voluntary winding up and dissolution upon the happening of any of the following:

     (a) the expiration of the period of thirty years from the date of incorporation of the Company;

     (b) the passing of a Special Resolution that the Company be wound up voluntarily;

     (c) immediately following the dissolution or termination of the U.S. Feeder Fund or the Master Fund, unless the Managing Member determines otherwise; or

     (d) upon the direction of the SEC, or a United States Court, upon a finding of non-compliance by the Company with one or more of the seven agreements specifically listed in the request for the No-Action Letter, by which the Company intends to conduct its operations so as to be consistent with the purposes and intent of Rule 7d-1 under the 1940 Act.

44. The Company shall not be deemed to have commenced a voluntary winding up or dissolution in any of the circumstances referred to in Section 200 (1)(c) of the Companies Law.

                      AMENDMENT OF ARTICLES OF ASSOCIATION

45. Subject to the Companies Law, the Managing Member may by Special Resolution amend these Articles in its sole discretion, unless a vote of the unit holders of the U.S. Feeder Fund or some other action is required under the 1940 Act or other applicable law. In such a case, these Articles may be amended only upon the required vote or other action mandated by applicable law.

                       REGISTRATION BY WAY OF CONTINUATION

46. The Managing Member may by Special Resolution, in its sole discretion (but subject to any requirements under the 1940 Act), cause the Company to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. The Managing Member may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as it considers appropriate to be taken to effect the transfer by way of continuation of the Company.

     NAME, ADDRESS AND DESCRIPTION
     OF SUBSCRIBERS


     Jarod Benson

     PO Box 265GT

     Grand Cayman

     /s/ Jarod Benson
     -------------------------------
     Jarod Benson
     Attorney-at-Law


     Jennifer Thomson

     PO Box 265GT

     Grand Cayman


     /s/ Jennifer Thomson
     -------------------------------
     Jennifer Thomson
     Attorney-at-Law


     10 February 2005

      /s/ Colette Quinlan
     -----------------------------------------

     Witness to the above signature:  Colette Quinlan


     Address:    PO Box 265GT, Grand Cayman


     Occupation: Secretary


     I, D. Euadne Ebanks, Asst., Registrar of Companies, in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true copy of the Articles of Association of CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY OFFSHORE INSTITUTIONAL FUND, LDC.


     Dated this 11th of February, 2005.

     /s/ D. Euadne Ebanks, Asst.
     --------------------------------